FINANCIAL HIGHLIGHTS OF NORTH CENTRAL BANCSHARES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

                                                                  Actual                 Actual               Pro Forma*
(Dollars in Thousands, except per share and share data)     September 30, 1998      December 31, 1997      December 31, 1997
                                                            ------------------      -----------------      -----------------
Assets
 Cash and cash equivalents                                     $    6,530               $    3,445             $    8,517
 Securities available for sale                                     51,234                   19,816                 58,892
 Loans (net of allowance of loan loss of $2.7
  million, $2.2 million and $2.5 million,
  respectively)                                                $  258,576                  191,249                250,701
 Goodwill                                                           6,506                      196                  6,735
 Other assets                                                      11,872                    7,248                  9,304
                                                               ----------               ----------             ----------

   Total Assets                                                $  334,718               $  221,954             $  334,149
                                                               ==========               ==========             ==========
Liabilities
 Deposits                                                      $  245,659               $  141,124             $  240,635
 Other borrowed funds                                              37,088                   28,550                 39,859
 Other liabilities                                                  2,236                    1,863                  3,238
                                                               ----------               ----------             ----------
   Total Liabilities                                              284,983                  171,537                283,732
Stockholders' Equity                                           $   49,735               $   50,417             $   50,417
                                                               ----------               ----------             ----------
 Total Liabilities and Stockholders' Equity                    $  334,718               $  221,954             $  334,149
                                                               ==========               ==========             ==========
Stockholders' equity to total assets                                14.86%                   22.72%                 15.09%
                                                               ==========               ==========             ==========
Book value per share                                           $    16.02               $    15.43             $    15.43
                                                               ==========               ==========             ==========
Total shares outstanding                                        3,104,159                3,266,483              3,266,483
                                                               ==========               ==========             ==========

* See explanatory note on following page.


Condensed Consolidated Statements of Income

(Dollars in Thousands, except per share data)

                                                            For the Three Months       For the Nine Months
                                                             Ended September 30,       Ended September 30,
                                                              1998         1997         1998        1997
                                                            --------     --------     ---------    --------
Interest income                                              $6,045       $4,100       $17,560     $11,936
Interest expense                                              3,318        2,026         9,481       5,776
                                                             ------       ------       -------     -------
 Net interest income                                          2,727        2,074         8,079       6,160
Provision for loan loss                                          60           60           180         180
                                                             ------       ------       -------     -------
 Net interest income after provision for loan loss            2,667        2,014         7,899       5,980
Noninterest income                                            1,004          593         2,739       1,676
Gain (loss) on the sale of securities available for sale         (3)          --            51          --
Noninterest expense                                           1,988        1,111         5,517       3,339
                                                             ------       ------       -------     -------
 Income before income taxes                                   1,680        1,496         5,172       4,317
Income taxes                                                    606          523         1,876       1,495
                                                             ------       ------       -------     -------
 Net income                                                  $1,074       $  973       $ 3,296     $ 2,822
                                                             ======       ======       =======     =======

Basic earnings per share                                     $ 0.36       $ 0.31       $  1.07     $  0.88
                                                             ======       ======       =======     =======
Diluted earnings per share                                   $ 0.35       $ 0.31       $  1.04     $  0.87
                                                             ======       ======       =======     =======

                                                            For the Three Months       For the Nine Months
                                                             Ended September 30,       Ended September 30,
                                                              1998         1997         1998         1997
                                                            --------     --------     ---------    --------
Performance ratios:  Actual
 Net interest spread                                           2.84%       2.85%         2.84%       2.87%
 Net interest margin                                           3.46%       4.01%         3.54%       4.07%
 Return on average assets                                      1.29%       1.82%         1.37%       1.81%
 Return on average equity                                      8.68%       7.97%         8.71%       7.66%
 Efficiency ratio (noninterest expense divided by the
    sum of net interest income before provision for
    loan losses plus noninterest income)                      53.32%      41.65%        50.76%      42.62%

Pro Forma Condensed Consolidated Statements of Income*

                                                             For the Three Months     For the Nine Months
                                                              Ended September 30,     Ended September 30,
                                                              1998          1997       1998        1997
                                                             ------        ------     -------     -------
Interest income                                              $6,045        $6,086     $18,182     $17,753
Interest expense                                              3,318         3,415       9,931       9,827
                                                             ------        ------     -------     -------
 Net interest income                                          2,727         2,671       8,251       7,926
Provision for loan loss                                          60            60         180          80
                                                             ------        ------     -------     -------
 Net interest income after provision for loan loss            2,667         2,611       8,071       7,846
Noninterest income                                            1,004           805       2,792       2,267
Gain (loss) on the sale of securities available for sale         (3)            9          51           9
Noninterest expense                                           1,988         1,838       5,923       5,413
                                                             ------        ------     -------     -------
 Income before income taxes                                   1,680         1,587       4,991       4,709
Income taxes                                                    606           582       1,834       1,709
                                                             ------        ------     -------     -------
 Net income                                                  $1,074        $1,005     $ 3,157     $ 3,000
                                                             ======        ======     =======     =======

*See explanatory note below.
Selected Financial Ratios

                                                             For the Three Months     For the Nine Months
                                                              Ended September 30,     Ended September 30,
                                                               1998          1997        1998        1997
                                                              ------        ------     -------      ------
Performance ratios:  Pro Forma*
 Net interest spread                                           2.84%         2.83%       2.83%       2.82%
 Net interest margin                                           3.46%         3.40%       3.49%       3.45%
 Return on average assets                                      1.29%         1.21%       1.26%       1.29%
 Return on average equity                                      8.68%         8.22%       8.34%       8.57%
 Efficiency ratio (noninterest expense divided by the
    sum of net interest income before provision for
    loan losses plus noninterest income)                      53.32%        52.73%      53.39%      53.06%

*See explanatory note below.

                                            September 30,  1998      June 30, 1998      December 31, 1997
                                            -------------------      -------------      -----------------
Asset Quality Ratios:
 Nonaccrual loans to total net loans               0.21%                 0.10%                 0.08%
 Nonperforming assets to total assets              0.19%                 0.14%                 0.10%
 Allowance for loan losses as a percent
    of total loans receivable                      1.01%                 1.02%                 1.10%

*Pro Forma Consolidated Condensed Financial Statements (Unaudited)

The above unaudited pro forma consolidated financial statements presented are based on the historical financial statements of the Company and Valley Financial. The unaudited pro forma consolidated statements of income for the three and nine months ended September 30, 1998 and 1997 were prepared as if the Acquisition had occurred as of the beginning of the respective periods for purposes of the combined consolidated statements of income and as if such an Acquisition had occurred at December 31, 1997 for purposes of the combined consolidated statement of financial condition.

The pro forma financial statements are not necessarily indicative of the results of operations that might have occurred had the Acquisition taken place at the beginning of the period, or to project the Company' results of operations at any future date or for any future period.